SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [x]
Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ] Preliminary proxy statement
[x] Definitive proxy statement
[ ] Definitive additional materials
[ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

AMERICAN TECHNOLOGIES GROUP INC.
(Name of Registrant as Specified In Its Charter)

AMERICAN TECHNOLOGIES GROUP INC.
(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]	No fee required.

[ ]	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11

1)	Title of each class of securities to which transaction applies: N/A

2)	Aggregate number of securities to which transaction applies: N/A

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: N/A

4)	Proposed maximum aggregate value of transaction:

[ ]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid: N/A

2)	Form, Schedule or Registration Statement No.: N/A

3)	Filing Party: N/A

4)	Date Filed: N/A

AMERICAN TECHNOLOGIES GROUP INC.
1017 South Mountain Avenue
Monrovia, California 91016

NOTICE TO STOCKHOLDERS

To all Stockholders of
   AMERICAN TECHNOLOGIES GROUP INC.:

     Notice is hereby given that the Annual Meeting of Stockholders (the “Annual Meeting”) of American Technologies Group, Inc., a Nevada corporation (the “Company” or “ATG”), will be held at the Capitol Hilton, 16th & K Streets, N.W., Massachusetts Room, Washington, D.C., on Friday, December 15, 2000, beginning at 10:00 a.m. Eastern Standard Time. The Annual Meeting will be held for the following purpose:

     1. To elect directors of the Company to serve as directors until the annual meeting of stockholders to be held in 2001, until such directors’ successor has been duly elected and qualified or until such directors have otherwise ceased to serve as directors.

     2. To ratify the appointment of Corbin & Wertz as independent accountants for the Company for the fiscal year ending July 31, 2001.

     3. To transact such other business as may properly come before the meeting or any postponements or adjournments thereof.

     November 6, 2000 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting and any postponements or adjournments thereof, and only stockholders of record at the close of business on that date are entitled to such notice and to vote at the Annual Meeting.

     We hope that you will use this opportunity to take an active part in the affairs of the Company by voting on the business to come before the Annual Meeting either by executing and returning the enclosed Proxy Card or by casting your vote in person at the Annual Meeting.

     STOCKHOLDERS UNABLE TO ATTEND THE ANNUAL MEETING IN PERSON ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE. A STAMPED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. IF A STOCKHOLDER RECEIVES MORE THAN ONE PROXY CARD BECAUSE HE OR SHE OWNS SHARES REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY CARD SHOULD BE COMPLETED AND RETURNED.

     By order of the Board of Directors of the Company.

/s/ John M. Dab —————————— John M. Dab, Secretary

Monrovia, California November 14, 2000

AMERICAN TECHNOLOGIES GROUP, INC.
1017 South Mountain Avenue
Monrovia, California 90106

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of American Technologies Group, Inc., a Nevada corporation (the “Company”), for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the Capitol Hilton, 16th & K Streets, N.W., Massachusetts Room, Washington, D.C at 10:00 a.m., Eastern Standard Time, on December 15, 2000, and any postponements or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting. The telephone number of the Company is (626) 357-5000 and its facsimile number is (626) 357-4464. This Proxy Statement and the accompanying form of proxy will be first mailed to stockholders on or about November 20, 2000.

RECORD DATE AND VOTING

     November 6, 2000 has been fixed as the record date (the “Record Date”) for the determination of stockholders entitled to notice of and to vote at the Annual Meeting, and any postponements or adjournments thereof. As of November 6, 2000, there were 49,199,778 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), issued and outstanding and 378,061 shares of Series A Convertible Preferred Stock (the “Preferred Stock”) issued and outstanding. A majority of the shares entitled to vote, present in person or represented by proxy, will constitute a quorum at the meeting. With respect to the tabulation of proxies for purposes of constituting a quorum, abstentions and broker non-votes are treated as present.

     Each share of Common Stock and each share of Preferred Stock issued and outstanding on the Record Date is entitled to one vote on any matter presented for consideration and action by the stockholders at the Annual Meeting. With respect to all matters, the affirmative vote of a majority of the outstanding shares of capital stock present in person or represented by proxy at the meeting and entitled to vote on the subject matter will be the act of the stockholders.

     Unless otherwise instructed, proxies solicited by the Company will be voted “FOR” the nominees named herein for election as directors, and “FOR” the ratification of the selection of Corbin & Wertz to provide audit services to the Company for the fiscal year ending July 31, 2001.

     A stockholder giving a proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Secretary of the Company, by executing a subsequent proxy, or by attending the Annual Meeting and voting in person. Subject to any such revocation, all shares represented by properly executed proxies will be voted in accordance with the specifications on the enclosed proxy card.

     The cost of soliciting proxies, including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy material to such beneficial owners. Solicitation of proxies by mail may be supplemented by personal solicitation by the Directors, officers or employees of the Company. No additional compensation will be paid to Directors, officers or employees for such solicitation.

     The Form 10-KSB for the fiscal year ended July 31, 2000 is being mailed to the Stockholders with this Proxy Statement, but does not constitute a part hereof.

ELECTION OF DIRECTORS
(Proposal One)

     The Company’s bylaws state that the Board of Directors shall consist of not less than one nor more than nine members. The specific number of Board members within this range is established by the Board of Directors and is currently set at seven. A Board of six directors, will be elected at the Annual Meeting. Unless otherwise instructed, proxy holders will vote the proxies received by them for the Company’s six nominees named below. In the event that any nominee of the Company is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders. It is not expected that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next annual meeting of stockholders and such time as his or her successor is fully elected and qualified or until his or her earlier resignation, removal or death. The nominees have supplied the following background information to the Company:

Name	Age	Principal Occupation	Director Since
Lawrence J. Brady	61	Chairman of the Board of Directors and Chief Executive Officer of the Company	1997
William Odom	68	Director, National Security Studies Hudson Institute	1997
Charles McCarthy	62	Attorney	1998
Alan Brooks	52	Investment Banker	1999
Lawrence Pressler	58	Attorney	1999
Lawrence Schad	55	Attorney	1999

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF THE ABOVE NOMINEES.

MANAGEMENT Set forth below is certain information with respect to each of the nominees for the office of director and each executive officer and key employee of the Company:

Name	Age	Present Office or Position
Lawrence J. Brady	61	Chairman of the Board of Directors, Chief Executive Officer
William Odom	68	Director

Charles McCarthy	62	Director
Alan Brooks	52	Director
Lawrence Pressler	58	Director
Lawrence Schad	55	Director

Lawrence J. Brady: became President and a Director in March, 1997. In December, 1997, he became Chief Executive Officer and Chairman of the Board. From 1994 until he joined the Company, Mr. Brady was an independent consultant except for a five month period during which he served as president of Chantal Pharmaceutical Corp. From 1991 to 1994 Mr. Brady served as a director and founder of Capitoline International Group, Ltd., a consulting firm. He was a Senior Vice President of Hill & Knowlton Public Affairs Worldwide from 1987 to 1991 and Director of International Marketing for Sanders Associates, a Lockheed subsidiary from 1985 to 1987.

Mr. Brady served as Assistant Secretary of Commerce for Trade Administration in the Reagan Administration, responsible for administering federal government export and import trade regulation functions, which included high technology export control and enforcement programs, the anti-dumping and countervailing duty laws and the anti-boycott and foreign trade zone programs. He has completed all requirements for a Ph.D. in International Economics and International Affairs except for his dissertation.

William Odom: is Director of National Security Studies for the Hudson Institute and an adjunct professor at Yale University. As Director of the National Security Agency from 1985 to 1988 he was responsible for signal intelligence and communications security for the United States. He has held many other senior national security positions in the military and the executive branch of the United States government, including in the Carter White House. Mr. Odom also serves as Chairman of the Board of American Science and Engineering, Inc. and as a director of V-ONE Corporation.

Charles McCarthy: is a graduate of Georgetown University Law Center, where he qualified for membership on its law journal. Presently, he is Counsel to the law firm of O’Conner & Hannan, a Washington D.C. and Minneapolis, Minnesota based law firm. Previously, he served as trial attorney for the Securities and Exchange Commission in the Division of Enforcement and as Blue Sky Commissioner for the District of Columbia. Mr. McCarthy recently completed a four year term as General Counsel to the National Association of Corporate Directors and was Director of the National Blue Ribbon Commission on the proposed proxy reform and their impact on executive compensation in the United States. Mr. McCarthy also serves as a director of Avitar Technologies, Inc. and a number of privately held companies.

Lawrence Pressler: has been a partner in the law firm of O’Connor & Hannan, a Washington D.C. and Minneapolis, Minnesota based law firm since 1998. From 1996 to 1998 Mr. Pressler was affiliated with the law firm of Pressler & Associates. From 1975-1996, he served as a member of the U.S. Congress, 18 years of which were in the U.S. Senate. He authored the Telecommunications Act of 1996 as well as various aviation, pipeline, transportation, satellite, foreign policy, business and trade legislation during his time in Congress. He is a former Rhodes Scholar at Oxford, England and a Harvard Law School graduate. Mr. Pressler also serves as a director of Global Light Telecommunications, Inc.

Lawrence Schad: is a principal of the 11 lawyer firm of Beeler, Schad & Diamond, P.C. of Chicago, Illinois which he founded in 1980. His primary practice areas are business, commercial and consumer fraud litigation, commercial matters, and business planning and strategy.

Alan Brooks: became a Managing Director of Cone, Rose, Thatcher Ltd. in June, 1999. From May, 1991 through March, 1999 he served as CEO and/or Chairman of Interfund Resources Ltd. He also acted as President and a director of Aviation Resources, Inc. from May, 1996 to February, 1999. Mr. Brooks is also a Director and advisor to Bromar Capital Management, Ltd. and MCAP Investments Group, Ltd. as well as a Partner of Allied Capital Partners, Ltd. Mr. Brooks specializes in marketing, mergers and acquisitions and LBO’s, and has structured financings for a wide variety of companies and government organizations throughout the world.

For information concerning beneficial ownership of Common Stock by directors and executive officers, see “Security Ownership of Certain Beneficial Owners and Management” below. The Board of Directors held three meetings during fiscal 2000. During such fiscal year, each current Board member attended all of the meetings of the Board held during the period for which he was a director.

Directors are elected annually at the Company’s annual meeting of shareholders. The term of each person currently serving as a director will continue until the Company’s next annual meeting or until a successor is duly elected and qualified.

Executive officers are appointed annually by the Board of Directors and serve at the discretion of the Board, except to the extent that provisions of employment agreements may govern.

Committees of the Board

The Board currently has an Audit Committee and a Personnel and Compensation Committee.

Audit Committee — The Audit Committee, currently consisting of Messrs. Schad and McCarthy and General Odom, reviews the audit and control functions of the Company, the Company’s accounting principles, policies and practices and financial reporting, the scope of the audit conducted by the Company’s auditors, the fees and all non-audit services of the independent auditors and the independent auditors’ opinion and letter of comment to management and management’s response thereto. Two of the three current members of the Audit Committee joined the committee in September, 1999. No Audit Committee meetings were held in Fiscal 2000, however one meeting was held in October, 2000.

Personnel and Compensation Committee — The P&C Committee, currently consisting of Messrs. McCarthy, Schad and Brooks, reviews and recommends to the Board the salaries, bonuses and prerequisites of the Company’s executive officers. The P&C Committee also reviews and recommends to the Board any new compensation or retirement plans and administers the Company’s 1993 Stock Option Plans. In addition, the P&C Committee reviews the executive staffing of the Company and makes recommendations with respect to the need to increase, decrease or otherwise modify such staffing to the Board. The P&C Committee held two meetings during fiscal 2000.

Section 16(b) Beneficial Ownership Compliance

Based upon the Company’s review of the reports on Form 3, Form 4 or Form 5 furnished to the Company pursuant to Section 16 of the Securities Exchange Act of 1934, Mr. Schad failed to timely file one Form 3 and two Form 4s.

EXECUTIVE COMPENSATION

The tables and discussion below set forth information about the compensation awarded to, earned by or paid to the Company’s executive officers during the fiscal years ended July 31, 1998, 1999, and 2000.

Summary Compensation Table

				Long Term Compensation
Name & Principal Position	Year	Annual Salary		Stock Options
Lawrence Brady	2000	$180,000		—
Chairman of the Board and
Chief Executive Officer	1999	273,100	(1)	500,000	(2)
	1998	181,712		500,000	(3)
Shui-Yin Lo	2000	$115,605	(4)	—
Director of Research &
Development and a Director	1999	187,690		—
	1998	163,882		250,000	(6)
				45,000	(6)
Jim Nicastro	2000	$113,317	(4)	—
Vice President
	1999	153,337		—
	1998	161,632		250,000	(6)
				40,000	(6)
John M. Dab	2000	$154,000		—
General Counsel and
Secretary	1999	156,614		160,000	(8)
	1998	157,283		—

(1) Includes $93,100 in forgiveness of indebtedness.

(2) The exercise price of 400,000 of these options is $0.75 per share, the estimated fair market value on the date of grant. In fiscal 2000 the exercise price of 100,000 of these options was reduced from $0.75 to $0.25 per share, which amount is no greater than the estimated fair market value on the date of repricing. Three quarter of these options have vested and one quarter of the options vest on January 1, 2001.

(3) The exercise price of these options is $0.75 per share, the estimated fair market value on the date of repricing. The options vest at the rate of 25% per year commencing January, 1998.

(4) Includes cash paid in lieu of vacation upon separation from the Company during fiscal 2000.

(5) Includes $27,923 in forgiveness of indebtedness.

(6) These options have expired without exercise as a result of separation from the Company during fiscal 2000.

(7) Includes $2,500 in forgiveness of indebtedness.

(8) The exercise price of 100,000 of these options is $0.75 per share, the estimated fair market value on the date of grant. In fiscal 2000 the exercise price of 60,000 of these options was reduced from $0.75 to $0.25 per share, which amount is no greater than the estimated fair market value on the date of repricing. Three quarter of these options have vested and one quarter of the options vest on January 1, 2001.

Options Granted In Fiscal 2000

No stock options were granted to employees during fiscal 2000, however options outstanding under the Company’s 1993 Incentive Stock Option Plan and 1993 Non-Statutory Stock Option Plan were repriced from $0.75 to $0.25 per share in order to maintain the incentive to employees. The following table presents information regarding the repricing of options held be certain executives.

Name	Number of Securities Underlying Repriced Options Granted	Percent of Total Repriced Options Held by Employees in Fiscal 2000	Exercise Price	Expiration Date
Lawrence J. Brady	100,000	15.2	$0.25	December 31, 2007
Shui-Yin Lo	—	—	—	—
Jim Nicastro	—	—	—	—
John Dab	160,000	24.4	$0.25	December 31, 2007

Option Values At July 31, 2000

	Number of Securities Underlying Options at July 31, 2000			Value of in-the-money Options at July 31, 2000
Name	Exercisable		Unexercisable	Exercisable	Unexercisable
Lawrence J. Brady	875,000		250,000	$0	$0
Shui-Yin Lo	1,062,500	*	0	0	0
Jim Nicastro	0		0	0	0
John M. Dab	250,000		100,000	0	0

*	Includes 450,000 options grant to Dr. Lo in connection with the sale to the Company of certain technology rights which options expired subsequent to July 31, 2000.

Effective January 1, 1999, the Company entered into one year employment agreements with Messrs. Brady, Dab and Nicastro and Dr. Lo at annual salaries of $180,000, $155,000, $155,500 and $160,000, respectively. As additional compensation, Messrs. Brady, Dab and Nicastro and Dr. Lo were granted options to purchase 400,000, 100,000, 150,000 and 150,000 shares of Common Stock, respectively, at $0.75 per share under their employment agreements. The options vest one-half on January 1, 1999, and one quarter on each of January 1, 2000 and 2001. Each agreement automatically renews for consecutive a one year terms if not terminated within 60 days of the end of a term. During fiscal 2000, Dr. Lo and Mr. Nicastro separated from the Company.

Each employment agreement provides for early termination by the Company for “cause,” which includes final conviction of the employee of a felony involving willful conduct materially detrimental to the Company or the final adjudication of the employee in a civil proceeding for acts or omissions to act involving willful conduct detrimental to the Company. In addition, each agreement provides for the payment of three months salary if the employee terminates his employment in connection with a Change of Control as defined in the agreement or one year’s salary in the event the Company terminates the employee during the period commencing 90 days before and ending 180 days after the Change of Control. Change of Control is defined as an event or series of events that would be required to be described as a change in control of the Company in a proxy or information statement distributed by the Company pursuant to Section 14 of the Securities Exchange Act of 1934 in response to Item 6(e) of Schedule 14A promulgated hereunder, or any substitute provision which may hereafter be promulgated thereunder or otherwise adopted.

Directors of the Company who are employees do not receive compensation for serving as such; non-employee Directors receive $7,500 and an option to purchase 25,000 shares of Common Stock at the fair market value on the day of appointment (or anniversary thereof) per year which vest at the rate of 2,000 shares per month with 3,000 shares vesting in the twelfth month. In lieu of the $7,500 cash payment for calendar 1999, each of the non-employee directors was given 50,000 shares of common stock valued at $0.12 per share. For calendar 2000, each of the non-employee Directors was paid by issuance of 150,000 shares of common stock at an average price per share of approximately $0.18. All Directors hold office until the next annual meeting of the shareholders or until their successors have been duly elected and qualified. All officers serve at the discretion of the Board of Directors.

The Company has no retirement, pension or similar programs at the present time. The creation of any such plan, however, will be at the discretion of the Board of Directors of the Company. The Board of Directors may, in the future, adopt such employee benefit and executive compensation programs as it deems advisable and consistent with the best interests of the shareholders and the financial condition and potential of the Company.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of October 31, 2000 concerning the ownership of the Company’s Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock, (ii) each of the directors of the Company, and (iii) all directors and executive officers of the Company as a group:

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Gaines P. Campbell, Jr	7,006,034	(2)	12.5
1341 Birmingham Highway
Chattanooga, TN 37419

Lawrence J. Brady (3)	1,393,000	(4)	2.8

Charles McCarthy (3)	280,000	(5)	*

William Odom (3)	257,500	(6)	*

Alan Brooks (3)	225,000	(7)	*

Lawrence Pressler (3)	225,000	(7)	*

Lawrence Schad (3)	2,000,400	(8)	4.0

John M. Dab (3)	364,500	(9)	*

All officers and	4,380,900		8.6
directors as a group

(6 people) (4) (5) (6) (7) (8)

* Less than 1 percent.

(1) Except as reflected below, each of the persons included in the table has sole voting and investment power over the shares respectively owned, subject to the rights of spouses under applicable community property laws.

(2) These shares are issuable upon conversion of debentures or upon the exercise of options or warrants.

(3) The address of each of these persons is c/o ATG, 1017 South Mountain Avenue., Monrovia, CA 91016.

(4) Includes 1,375,000 shares issuable upon exercise of options.

(5) Includes 80,000 shares issuable upon exercise of options

(6) Includes 57,500 shares issuable upon exercise of options

(7) Includes 25,000 shares issuable upon exercise of options.

(8) Includes 115,300 shares held by Mr. Schad’s children under the Uniform Gift to Minors Act, 183,000 shares held by a trust for which Mr. Schad serves as a trustee with no beneficial interest and 25,000 shares issuable upon exercise of options. Also includes 309,000 shares held by Mr. Schad’s wife and 250,000 shares issuable upon exercise of a warrant also held by Mr. Schad’s wife.

(9) Includes 4,500 shares of Common Stock held of record by Mr. Dab’s children under the Uniform Gift to Minors Act and 350,000 shares issuable upon exercise of options issued under the Option Plans.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Particle Technology Agreements

The BASER Agreement with NWEC grants the Company a sublicense to exploit all rights to certain technology relating to the BASER particle beam in its application to the rendering of nuclear waste non-radioactive. With the exception of the application of BASER particle beams for the production of power and energy, if ATG identifies additional applications for the BASER technology, commences research and development efforts with respect to such applications and notifies NWEC of its intent to develop such applications, then such applications will come within the terms of the sublicense, subject to ATG marketing the application within five years of its notification to NWEC of its intent to develop the application. In June, 1994, ATG issued NWEC 300,000 shares of Common Stock valued at $3.00 per share as a one-time license fee under the NWEC Agreement. Additionally, at such time as ATG receives an offer to purchase any application of the BASER particle beam technology for commercial utilization or ATG commences the commercial utilization of any application of the BASER particle beam technology, other than for the production of power, ATG will issue 1,700,000 shares of Series A Stock to NWEC. Further, there is a periodic royalty payment due to NWEC in the amount of 10% of ATG’s net sales from ATG’s exploitation of BASERs. ATG is responsible for maintaining all patents currently in place on the BASER technology. If ATG does not spend at least $100,000 on the development of BASER particle beams during each fiscal year after the fiscal year ending July 31, 1994, the BASER Agreement will terminate. To date, ATG has satisfied this requirement.

The licensor of the BASER technology which the Company has sublicensed from NWEC is Apricot which is 50% owned by Dr. Shui-Yin Lo, a former director of the Company.

On July 22, 1994, the Company entered into a Technology Acquisition Agreement with Shui-Yin Lo, the Company’s former Director of Research and Development and a former member of the Board of Directors. For $150,000, the Company acquired an option to acquire a 50% interest in Apricot or 100% of the technology underlying BASERs as invented by Dr. Lo, if he reacquires such rights. The exercise price for the option is 10,000 shares of Common Stock. The option expires one year after Lo’s delivery to the Company of current audited financial statements of Apricot or evidence of unencumbered titled to the BASERs. Additionally, if Dr. Lo has not received 1,700,000 shares of Series A Stock in connection with the Company’s purchase of the Invention, as defined below, the exercise price will include such shares. Under the Technology Acquisition Agreement the Company also acquired from Shui-Yin Lo exclusive right, title and interest to the invention (the “Invention”) entitled “Method and Apparatus for Generating Nuclear Fusion Energy by Coherent Bosons” for which application for Letters Patent of the United States was filed on December 2, 1991. The consideration for the Invention is an option to acquire 450,000 shares of Common Stock at $3.00 per share, and, at such time as ATG receives an offer to purchase the Invention as developed by ATG for commercial utilization or ATG commences commercial utilization of any application of the Invention developed by ATG, ATG will (i) issue to Lo 1,700,000 shares of Series A Stock and (ii) pay to Lo a royalty at the rate of 7.5% of ATG’s net profit from the exploitation of the Invention. If Dr. Lo receives the 1,700,000 shares of Series A Stock as part of the exercise price for the BASER rights, then Dr. Lo will not receive such shares if the Invention is commercialized in accordance with the foregoing criteria.

The foregoing agreements regarding the BASER do not cover an invention of the Company embodied in certain patent applications regarding non-coherent particle beams.

Certain officers of the Company are employed pursuant to written employment agreements the principal terms of which are described under Management above.

Advances to Mr. Brady, Dr. Lo and Mr. Dab totaling $123,523 were forgiven in January, 1999.

The Company is indebted to Michael Kobrin, Vice President of Strategic Planning and Development, in the amount of $220,000. This loan is secured by the personal property of the Company and a junior interest in the Company’s office buildings in Monrovia, California. In connection with this indebtedness, Mr. Kobrin was granted options to purchase a total of 300,000 shares of Common Stock at exercise prices between $0.12 and $0.40 per share.

Mr. Brooks is a principal and officer of two firms which provided consulting services to the Company. In fiscal 1999, prior to Mr. Brooks becoming a director of the Company, these firms were issued 3,000,000 shares of Common Stock valued at $2,161,250 for the consulting services.

INDEPENDENT PUBLIC ACCOUNTANTS
(Proposal Two)

     For the 2000 fiscal year, Corbin & Wertz provided audit services which included examination of the Company’s annual financial statements and timely review of unaudited quarterly financial information. Audit services were provided with the approval of the Board of Directors which, among other things, considered the independence of the public accountants. Arrangements for non-audit services, if any, are made by management with the knowledge of the Board of Directors. The Board has selected Corbin & Wertz to provide audit services to the Company for the fiscal year ending July 31, 2001. The stockholders are being requested to ratify such selection at the Annual Meeting.

DATE FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR
2001 ANNUAL MEETING

     Any proposal relating to a proper subject which an eligible stockholder may intend to present for action at the Company’s 2001 Annual Meeting of Stockholders and which such stockholder may wish to have included in the proxy material for such meeting in accordance with the provisions of Rule 14a-8 promulgated under the Exchange Act must be received as far in advance of the meeting as possible in proper form by the Secretary of the Company at 1017 South Mountain Ave., Monrovia, California 91016 and in any event not later than August 1, 2001. It is suggested that any such proposal be submitted by certified mail, return receipt requested.

OTHER BUSINESS OF THE ANNUAL MEETING

     Management is not aware of any matters to come before the Annual Meeting or any postponement or adjournment thereof other than the election of directors and the ratification of accountants. However, inasmuch as matters of which Management is not now aware may come before the meeting or any postponement or adjournment thereof, the proxies confer discretionary authority with respect to acting thereon, and the persons named in such proxies intend to vote, act and consent in accordance with their best judgment with respect thereto, provided that, to the extent the Company becomes aware a reasonable time before the Annual Meeting of any matter to come before such meeting, the Company will provide an opportunity to vote by proxy directly on such matter. Upon receipt of such proxies in time for voting, the shares represented thereby will be voted as indicated thereon and as described in this Proxy Statement.

MISCELLANEOUS

     The solicitation of proxies is made on behalf of the Company and all the expenses of soliciting proxies from stockholders will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers and regular employees may communicate with stockholders personally or by mail, telephone, telegram, or otherwise for the purpose of soliciting such proxies, but in such event no additional compensation will be paid to any such persons for such solicitation. The Company will reimburse banks, brokers and other nominees for their reasonable out-of-pocket expenses in forwarding soliciting material to beneficial owners of shares held of record by such persons.

By Order of the Board of Directors /s/ Lawrence J. Brady ————————— Lawrence J. Brady Chairmen of the Board and Chief Executive Officer

Monrovia, California November 14, 2000

AMERICAN TECHNOLOGIES GROUP INC.

Annual Meeting Of Stockholders - December 15, 2000

This Proxy is solicited on behalf of the Board of Directors

     The undersigned stockholder(s) of American Technologies Group, Inc., a Nevada corporation, hereby acknowledge(s) receipt of the Proxy Statement dated November 14, 2000, and hereby appoint(s) Lawrence J. Brady and Charles McCarthy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of American Technologies Group, Inc., to be held on December 15, 2000 at 10:00 a.m., Eastern Standard Time, the Capitol Hilton, 16th & K Streets, N.W., Massachusetts Room, Washington, D.C., and at any adjournment or adjournments thereof, and to vote (including cumulatively, if required) all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side:

PLEASE MARK, SIGN AND DATE THIS PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE

(Continued, and to be signed and dated, on the reverse side.)

AMERICAN TECHNOLOGIES GROUP INC.

THE DIRECTORS RECOMMEND A VOTE “FOR” ITEMS 1,2 AND 3

Vote On Directors

1.	Proposal to elect 01) William Odom, 02) Lawrence Pressler, 03) Charles McCarthy, 04) Lawrence J. Brady. 05) Alan Brooks, 06) Lawrence Schad, to the Board of Directors.

For All /_/	Withhold All /_/	For All Except /_/	To withhold authority to vote, mark “For All Except” and write the nominees number on the line below. ——————————————————————

Vote on Proposals
For /_/	Against /_/	Abstain /_/

2.	Proposal to ratify the appointment of Corbin &Wertz as the independent auditors of the Company for the fiscal year ending July 31, 2001.

3.	In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned Stockholder(s). If no directions is made, this proxy will be voted FOR Items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

—————————————— Signature	Date:________________
—————————————— Signature (Joint Owners)	Date:________________